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                                                                    Exhibit 10.6
                            ITC LEARNING CORPORATION
                            ------------------------

                              SEPARATION AGREEMENT
                              --------------------

     This Separation Agreement (the "Agreement") is made and entered into effective as of the 13th day of June, 1997, by and between ITC Learning Corporation (the "Company") and Steven L. Roden ("Roden").

                                    RECITALS
                                    --------

     A. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland. The Company is engaged in the business of developing, marketing, and selling training materials, primarily in multimedia platforms.

     B. Roden is presently in the employ of the Company as President and Director of the Company, and also serves as Chief Executive Officer and President of ComSkill Learning Centers, Inc., a wholly-owned subsidiary of the Company; Director of Anderson Soft-Teach, Incorporated, a wholly-owned subsidiary of the Company; Managing Director of Activ Training, Ltd., a UK wholly-owned subsidiary; and Director of ITC Australasia Pty. Ltd., an Australian wholly-owned subsidiary.

     C. The Company has offered to continue to employ Roden for a limited time subject to certain conditions set forth herein. Roden has indicated his willingness to accept said offer for limited continued employment under the stated conditions.

     D. The parties hereto believe that it is in their best interests to provide for the specific terms and conditions of the continued employment and expected separation.

     NOW, THEREFORE, in consideration of the mutual promises and covenants as hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     A.  OBLIGATIONS OF RODEN:

     1.  Resignations.  Immediately upon execution of this Agreement, Roden will
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tender his resignation from the following positions:  President and Director of the Company; Chief Executive Officer and President of ComSkill Learning Centers, Inc., a wholly-owned subsidiary of the Company; Director of Anderson Soft-Teach, Incorporated, a wholly-owned subsidiary of the Company; Managing Director of Activ Training, Ltd., a UK wholly-owned subsidiary; and Director of ITC Australasia Pty. Ltd., an Australian wholly-owned subsidiary; and any others he may currently hold with the Company or its affiliates.

     2.  Return of Property.  Immediately upon execution of this Agreement,
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Roden will vacate his offices located at the Herndon, Virginia, and Los Gatos,
California, offices of the Company and will surrender any and all Company property in his possession, including any keys, credit cards, equipment, proprietary information, products, etc.

     3.  Non-Disparagement.  During the term of this Agreement, Roden agrees not
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to make any disparaging remarks about the Company to other employees, customers, shareholders, investors, affiliates, suppliers, competitors, or anyone else.

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     4.  Full Time and Attention.  During the term of this Agreement, and
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subject to the provisions of Sections A.7 of this Agreement, Roden agrees to devote his full business time and services and his best efforts to the faithful performance of the duties which may be reasonably assigned to him. In this regard, Roden agrees to be responsive to inquiries from the Company and to make himself available for any duties assigned to him by the Company.

     5.  Support of Company Position.  If contacted by any person about any
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aspect of the business of the Company or its affiliates, Roden agrees that he will immediately determine from the Chief Executive Officer (James H. Walton) the position of the Company and he will fully support such position as described by the Chief Executive Officer or have no comment.

     6.  Continuing Duty of Loyalty and Fiduciary Obligations.  Roden
         -----------------------------------------------------
acknowledges that his duty of loyalty to the Company and fiduciary duties to the Company continue as an employee and a Director of the Company.

     7.  Outside Business Interests, Employee Solicitation, and Company
         --------------------------------------------------------------
Property.
--------
          a. Without the written consent of the Board of Directors of the Company, which consent shall not be unreasonably withheld, Roden agrees that during the term of this Agreement he will not be affiliated with or employed by any competitor, supplier, or customer of the Company, as an officer, director, partner, employee, agent, consultant (or similar capacity) or more than 1% stockholder.

          b. Roden further agrees that during the term of this Agreement he will not, directly or indirectly, encourage employees of ITC (hereinafter meaning the Company and/or any of its subsidiary companies or divisions now existing or hereafter formed) to leave the employ of ITC for the purpose of seeking or obtaining employment in any other activity with which Roden intends to become affiliated.

          c. Roden further agrees that during a period of two (2) years following the termination of employment, regardless of the reasons for such termination, he will not, directly or indirectly, solicit, attempt to hire, or encourage employees of ITC to leave the employ of ITC.

          d. Roden further agrees that during the term of this Agreement and following the termination of his employment he will not, other than in the normal and valid course of his employment with the Company, directly or indirectly, take with him or use any ITC property, such as drawings, reports, data or proposals, design or manufacturing information, wage and salary information, records or the like relating or peculiar to ITC's products, research or development or other activities, nor disclose to any others information of a privileged nature.

          e. Roden further agrees that during the term of this Agreement and during a period of two (2) years following the termination of his employment, he will not, directly or indirectly, participate (on his own behalf or on behalf of any other corporation, venture, or enterprise engaged in commercial activities) in any proposals which were the subject of outstanding bids or solicitations of ITC or of bids or solicitations in preparation by ITC during his employment by the Company.

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          f.   Roden further agrees that the provisions of this Section 6 are of vital importance to the Company and incorporate crucial Company policies and a means of safeguarding valuable proprietary rights and interests of ITC. Accordingly, Roden agrees that the Company shall be entitled to injunctive relief, in addition to all other remedies permitted by the law, to enforce the provisions of Section 7.

          g. If any court of competent jurisdiction or arbitrator shall determine this covenant to be unenforceable as to either the term or scope imposed above, then this covenant nevertheless shall be enforceable by such court or arbitrator as to such shorter term or lesser scope as may be determined by the court to be reasonable and enforceable.

     B.   OBLIGATIONS OF THE COMPANY

     1.   Employment.  The Company agrees to employ Roden in accordance with the
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terms and conditions set forth in this Agreement.  Roden shall have such duties as may be reasonably assigned to him from time to time by the Board of Directors of the Company or the Chief Executive Officer then in office, or their designee.

     2.   Compensation.
          ------------

          a.   In General.  For holding himself available to the Company and for
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all services rendered by Roden under this Agreement, the Company shall provide
Roden with the various forms of compensation and benefits set forth in this Section B.2.

          b.   Basic Compensation.  The Company shall, subject to the approval
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of the Board of Directors of the Company, pay Roden a salary at the rate of
$130,000 per year, payable on the 16th and the 1st day of each month during the term of this Agreement in accordance with the Company's normal payroll practices for salaried employees.

          c.   Vehicle.  Roden shall continue to receive the use of the Company
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vehicle already assigned to him, that is, a 1997 Ford Explorer.  Said vehicle shall be returned to the Los Gatos, California, office of Anderson Soft-Teach, Inc., upon the termination of this Agreement. Roden shall be responsible for his own personal liability insurance and the Company shall be responsible for the insurance on the vehicle during the term of this Agreement. The vehicle was provided to Roden in new condition. Roden shall return the vehicle in good condition, understanding that a normal amount of wear and tear is expected. All operational expenses, including mileage expense above the annual base lease term, are the responsibility of Roden.

          d.   Reimbursements of Expenses.  The Company agrees to reimburse
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Roden for all reasonable expenses (determined in the sole discretion of the
Company) incurred by Roden in the course of the pursuance of any duties which may be reasonably assigned to him in accordance with the Company's then current reimbursement policy.

          e.   Working Facilities.  Roden shall not have an office at the
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Company and shall not enter the premises of the Company or its affiliates unless directed to do so by the Chief Executive Officer or his designee.
Notwithstanding this provision, the Company, at its own cost, shall furnish
Roden with any supplies, equipment, and such other facilities and services required to perform the duties which may be reasonably assigned to him.

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          f.   Fringe Benefits.  Roden will not participate in any fringe
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benefits provided for employees, except Roden may participate in the Company's health and medical plan; life insurance; and dental plan in accordance with the Company's then current normal policies and procedures regarding such plans. Nothing in this agreement shall be construed to entitle Roden to any paid leave, eligibility to participate in the Company's pension or profit-sharing agreements, including the 401(k) plan and Employee Stock Ownership Plan ("ESOP"), other employee benefits and the like which the Company may, in its sole discretion, from time to time grant or make available to other employees.

     3.   Term.  The term of this Agreement shall begin on June 13, 1997, and
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shall continue thereafter for a period of one (1) year.

     4.   Termination.  This agreement shall terminate on June 12, 1998, without
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the need for further notice or action by either party.

     5.   Merger or Acquisition.  In the event the Company should consolidate
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with, or merge into another corporation, or transfer all or substantially all of its assets to another entity, this Agreement shall continue in full force and effect and be binding upon the Company's successor or transferee.

     6.   Personnel Policies.  To the extent not otherwise set forth herein, the
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terms and conditions of Roden's employment and benefits shall be governed by the then prevailing operating and personnel policies of the Company. Roden hereby waives any past, present or future entitlement, if any, to termination pay offered by the Company to either its contract or non-contract employees.

     7.  Non-Disparagement.  During the term of this Agreement, the Company
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agrees not to make any disparaging remarks about Roden.

     C.  REMEDIES

     1.  Acknowledged Damages.  Both parties acknowledge that compliance with
         --------------------
this Agreement is necessary to protect the interests of the Company and that a breach of this Agreement will damage the Company.

     2.  Disputes and Arbitration.  Any dispute arising out of or concerning
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this Agreement, which is not disposed of by agreement between the two parties, and regarding which the Company, in its sole discretion, chooses not to pursue a temporary restraining order, preliminary and permanent injunctive relief, shall be decided by an Arbitrator, located in the metropolitan Washington, D.C. area, chosen by the parties. Either party may initiate an arbitration action by a written notification to the other. The parties agree to choose the Arbitrator within 15 days thereafter. The Arbitrator will follow the rules for arbitration of the American Arbitration Association to the extent that said rules are not inconsistent with the terms and conditions of this Section. The decision of the Arbitrator shall be final and conclusive in the absence of statutory grounds for setting it aside. Neither party shall be reimbursed for the costs that he or it may sustain in connection with an arbitration under this Agreement.

     3.  Other Damages.  Roden agrees that for any period of time during which
         -------------
Roden violates this Agreement, the Company shall be entitled to recover the amount of fees, compensation, or other remuneration earned by Roden as a result of any breach. In addition to any other remedy available to the Company, in the event of a breach by Roden of any of

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his obligations under this agreement, the Company's obligation to pay Roden compensation or benefits hereunder shall cease immediately.

     4.  Survival.  The Term of this Agreement and the obligations of Roden
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under paragraph A.7 above shall survive regardless of any action taken by the
Company as a result of Roden's breach(es), including the termination of compensation and benefits to Roden.

     D.  MISCELLANEOUS

     1.  Opportunity to Consult With Advisors.  Roden acknowledges that he had
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ample opportunity to consult with his own advisors before signing this Agreement and that he fully understands the terms of this Agreement and accepts them freely and voluntarily after having considered his decision to do so.

     2.  Alteration, Amendment, or Termination.  No change or modification of
         -------------------------------------
this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement, or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement, or understanding at a future time. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     3.  Integration.  This Agreement sets forth (and is intended to be an
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integration of) all of the promises, agreements, conditions, understandings, warranties, and representations, oral or written, express or implied, among them with respect to the terms of the employment relationship and separation and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among them with respect to the terms of the employment relationship and separation other than as set forth herein.

     4.  Conflicts of Law.  This Agreement shall be subject to and governed by
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the laws of the Commonwealth of Virginia irrespective of the fact that one or more of the parties is now or may become a resident of a different state.

     5.  Benefits and Burden.  This Agreement shall inure to the benefit of, and
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shall be binding upon, the parties hereto and their respective successors, heirs, and personal representatives.  This Agreement shall not be assignable.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.


WITNESS/ATTEST:              COMPANY:

                             ITC LEARNING CORPORATION

/s/Christopher E. Mack       By: /s/James H. Walton
-----------------------          --------------------------
                                 Name:  JAMES H. WALTON
                                 Title: CEO


                             Employee:

/s/Christopher E. Mack       /s/Steven L. Roden
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                             STEVEN L. RODEN



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